Exhibit 10.6

THE MANITOWOC COMPANY, INC.

NON-QUALIFIED STOCK OPTION AGREEMENT WITH VESTING PROVISIONS

THIS NON-QUALIFIED STOCK OPTION AGREEMENT (this “Agreement”), dated the ----- day of (date) (the “Grant Date”), is granted by THE MANITOWOC COMPANY, INC. (the “Company”) to ----- (name) (the “Optionee”) pursuant to the Company’s 2013 Omnibus Incentive Plan (the “Plan”).
WHEREAS, the Company believes it to be in the best interests of the Company, its subsidiaries and its shareholders for its officers and other key employees, consultants, or advisors to obtain or increase their stock ownership interest in the Company so that they will have a greater incentive to work for and manage the Company’s affairs in such a way that its shares may become more valuable; and
WHEREAS, the Optionee is employed by the Company or one of its Affiliates as an officer or other key employee and has been selected by the Committee to receive an option;
NOW, THEREFORE, in consideration of the premises and of the services to be performed by the Optionee, the Company and the Optionee hereby agree as follows:
1.Option Grant. Subject to the terms of this Agreement and the Plan, the Company grants to the Optionee an option to purchase a total of (#-----) (number) shares of Common Stock of the Company at a price of ------(price) per share (100% of the Fair Market Value of the shares on the date of grant). This option is not intended to qualify as an “incentive stock option” within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended. Capitalized terms used and not defined in this Agreement shall have the meanings given in the Plan.
2.Vesting And Exercise. Subject to the termination provisions set forth in the Plan, provided that the Optionee is an employee of the Company or any of its Affiliates on the vesting date, the option will vest and become exercisable in accordance with the following schedule [select the appropriate Alternative below]:
Alternative 1:

Cumulative
Years after                     Percentage of Grant Which
Grant Date                    is Vested and Exercisable
Less than 1                    Zero percent (0%)
1 but less than 2                Twenty-five percent (25%)
2 but less than 3                Fifty percent (50%)

3 but less than 4                Seventy-five percent (75%)
4 or more                    One hundred percent (100%)

Alternative 2:
This option shall vest and become exercisable in accordance with the schedule established by the Committee at the time of grant and set forth below:
[Schedule to be inserted by Committee at time of grant.]
If the Optionee takes an unpaid leave of absence, then the Committee may defer the dates on which the Optionee may first purchase the option shares to take into account such leave of absence.
3.Termination Of Employment Or Service. Upon any termination of employment or service, the Optionee’s right to exercise this option and the termination of this option shall be determined as provided in the Plan; provided that this option will in any event terminate no later than ten (10) years from the Grant Date. The Company disclaims any obligation to provide notice to any person who has the right to exercise this option of circumstances triggering termination of this option.

4.Exercise Procedures.
(a)    The Optionee may exercise this option in whole or in part only with respect to any shares for which the right to exercise shall have accrued pursuant to paragraph 2 and only so long as this option has not terminated as set forth in paragraph 3 and the Plan.
(b)    This option may be exercised by delivering a written notice of option exercise to the Company’s Human Resources Department at Manitowoc, Wisconsin (or its delegate), accompanied by payment of the purchase price and such additional amount (if any) determined by the Human Resources Department as necessary to satisfy the Company’s tax withholding obligations, and such other documents or representations as the Company may reasonably request to comply with securities, tax or other laws then applicable to the exercise of the option. Delivery may be made in person, by nationally-recognized delivery service that guarantees overnight delivery, or by facsimile. A notice of option exercise that is received by the Human Resources Department after 11:59 P.M. (Central Time) on the date of the option’s termination (as provided in paragraph 3 and the Plan) shall be null and void.
(c)    No Option Shares shall be issued until full payment of the purchase price therefor has been made. The Optionee may pay the purchase price in one or more of the following forms:

(i)    a check payable to the order of the Company for the purchase price of the shares being purchased; or
(ii)     delivery of shares of Common Stock (including by attestation) that the Optionee has owned for at least six (6) months and that have a Fair Market Value (determined on the date of delivery) equal to the purchase price of the shares being purchased; or
(iii)     delivery (including by facsimile) to the Human Resources Department of the Company at Manitowoc, Wisconsin, of an executed irrevocable option exercise form together with irrevocable instructions, in a form acceptable to the Company, to a broker-dealer to sell or margin a sufficient portion of the shares of Common Stock issuable upon exercise of this option and deliver the sale or margin loan proceeds directly to the Company to pay for the exercise price.
(d)    The Optionee may satisfy any tax withholding obligation of the Company arising from the exercise of this option, in whole or in part, by paying such tax obligation in cash or by check made payable to the Company, or by electing to have the Company withhold shares of Common Stock having a Fair Market Value on the date of exercise equal to the amount required to be withheld, subject to such rules as the Committee may adopt. In any event, the Company reserves the right to withhold from any compensation otherwise payable to the Optionee such amount as the Company determines is necessary to satisfy the Company’s tax withholding obligations arising from the exercise of this option.
5.Transferability; Death.
(a)    Except as provided in paragraph 5(c), or as the Committee otherwise provides, the Optionee may not transfer this option other than by will or the laws of descent and distribution and only the Optionee may exercise this option during his or her lifetime. However, if the Committee determines that the Optionee is unable to exercise this option as a result of incapacity or Disability, then the Committee may permit the Optionee’s guardian or an individual who has obtained an appropriate power of attorney to exercise this option on behalf of the Optionee. In such an event, neither the Committee nor the Company will be liable for any losses resulting from such exercise or from the disposition of shares acquired upon such exercise.
(b)    If the Optionee dies while this option is outstanding, then the Optionee’s estate or the person to whom this option passes by will or the laws of descent and distribution may exercise this option in the manner described in paragraph 4, but only within the period described in paragraph 3.
(c)    The Optionee may transfer this option to the extent expressly permitted in the Plan.

(d)    Following any transfer (whether voluntarily or pursuant to will or the law of descent and distribution) under this paragraph 5, this option shall continue to be subject to the same terms and conditions as were applicable immediately prior to such transfer, provided that for purposes of this Agreement, the term “Optionee” as used in paragraphs 4, 6, 7 and 8 and any restrictions or obligations in the Plan applicable to optionholders, shall be deemed to refer or apply to the transferee.
6.Registration; Transfer Restrictions. If the Company is advised by its counsel that shares deliverable upon exercise of this option are required to be registered under the Securities Act of 1933, as amended (“Act”), or any applicable state or foreign securities laws, or that delivery of the shares must be accompanied or preceded by a prospectus meeting the requirements of that Act or such state or foreign securities laws, then the Company will use its best efforts to effect the registration or provide the prospectus within a reasonable time following the Company’s (or its delegate’s) receipt of written notice of option exercise relating to this option, but delivery of shares by the Company may be deferred until the registration is effected or the prospectus is available. The Optionee shall have no interest in shares covered by this option until certificates for the shares are issued. Upon and after such issuance, the Shares may not be sold or offered for sale except pursuant to an effective registration statement under the Act or in a transaction, which in the opinion of counsel for the Company, is exempt from the registration provisions of the Act.
7.Interpretation. As a condition of the granting of this Option, the Optionee agrees for himself or herself and his or her legal representatives, that any dispute or disagreement which may arise under or as a result of or pursuant to this Agreement shall be determined by the Committee in its sole discretion, and any interpretation by the Committee of the terms of this Agreement shall be final, binding and conclusive.
8.Successors And Assigns. This Agreement shall be binding upon, and inure to the benefit of, the Company its successors and assigns, and upon any person acquiring, whether by merger, consolidation, purchase of assets or otherwise, all or substantially all of the Company’s assets and business. This Agreement shall be binding upon, and inure to the benefit of the Optionee, the Optionee’s legal representatives and heirs. This Agreement may not be assigned by the Optionee, and any attempted assignment shall be null and void and of no legal effect.
9.Amendment Or Modification. Except as otherwise provided herein, no term or provision of this Agreement may be modified or amended except as provided in Section 15 of the Plan.
10.Recoupment Or Claw Back. The option awarded under this Agreement and any shares of Common Stock acquired hereunder shall be subject to any applicable Company policy required to comply with Section 954 of the Dodd-Frank Wall Street Reform and Consumer Protection Act (Pub.L 111-203) or other similar, applicable and mandatory legal requirement.
11.Governing Law. This Agreement shall be governed by the internal laws of the state of Wisconsin as to all matters, including but not limited to matters of validity, construction, effect, performance and remedies. Any legal action or proceeding with respect to the Plan or this option may only be brought and determined in a court sitting in the County of Manitowoc, or the Federal District Court for the Eastern District of Wisconsin sitting in the County of Milwaukee, in the State of Wisconsin. The Company may require that the action or proceeding be determined in a bench trial.
ALL PARTIES ACKNOWLEDGE THAT THIS OPTION IS GRANTED UNDER AND PURSUANT TO THE PLAN, WHICH SHALL GOVERN ALL RIGHTS, INTERESTS, OBLIGATIONS, AND UNDERTAKINGS OF BOTH THE COMPANY AND THE OPTIONEE. IN THE EVENT OF ANY INCONSISTENCY BETWEEN THE PROVISIONS OF THE PLAN AND THE PROVISIONS OF THIS AGREEMENT, THE PROVISIONS OF THE PLAN SHALL CONTROL.
12.Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original but all of which together will constitute one and the same instrument.
IN WITNESS WHEREOF, the Company has caused this Agreement to be executed by its duly authorized officer and the Optionee has executed this Agreement, all as of the day and date first above written.

THE COMPANY:

THE MANITOWOC COMPANY, INC.

By:
Name:
Title:

THE OPTIONEEE:

[Name of Optionee]

Social Security Number

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